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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported)
                                February 22, 2006

                          EASYLINK SERVICES CORPORATION
             (Exact name of registrant as specified in its charter)


           Delaware                        000-26371                          13-3787073
(State or other jurisdiction of    (Commission File Number)      (I.R.S. Employer Identification No.)
        incorporation)


                              33 Knightsbridge Road
                              Piscataway, NJ 08854
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (732) 652-3500

                                       N/A
                                       ---
           Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01 (Entry into a Material Definitive Agreement)

Amendment to Credit Facility

On February 27, 2006, the Company and its subsidiary EasyLink Services USA, Inc. entered into an amendment to their credit agreement with Wells Fargo Foothill, Inc.

Under the amendment, the Company has agreed, among other things, to repay an aggregate of approximately $4 million of advances and term loan through May 1, 2006 in exchange for reduced minimum levels of EBITDA that are required under the credit agreement and a reduction in certain fees payable under the agreement. The Company intends to meet this repayment obligation through a combination of cash from operations and external debt and/or equity financing. It is currently working towards obtaining the financing and has committed to obtain a letter of intent by March 15, 2006.

The form of the amendment is included in this filing as Exhibit 10.1 and is incorporated by reference herein. The foregoing summary of the terms of the amendment is not complete and is qualified in its entirety by reference to
Exhibit 10.1 to this filing.

Item 2.02 Results of Operations and Financial Condition.

On February 28, 2006, EasyLink Services Corporation (the "Company" or "EasyLink") issued a press release relating to its financial results for the fourth quarter and full year ending December 31, 2005. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished under Item 2.02 and Exhibit 99.1 shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 unless specifically incorporated by reference in such filing.

Item 3.03 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On February 22, 2006, EasyLink received notice from NASDAQ that it has determined that EasyLink is entitled to the additional 180 day grace period to regain compliance with NASDAQ's $1 minimum bid price requirement. As a result of the determination, EasyLink will have until August 21, 2006 to comply with the $1.00 minimum closing bid price requirement on the Nasdaq Capital Market. The Company may regain compliance with the minimum bid price rule if, at any time before August 21, 2006, the bid price of its common stock closes at $1.00 per share or more for a minimum of ten consecutive trading days. The NASDAQ staff may, in its discretion, require the Company to maintain a bid price of at least $1.00 per share for a period in excess of ten consecutive business days (but generally no more than 20 consecutive business days) before determining that the Company has demonstrated the ability to maintain long-term compliance.



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Item 9.01 (c) Exhibits.

The following exhibits are filed herewith:

  EXHIBIT NO.                               DESCRIPTION
  -----------                               -----------
Exhibit 10.1* Third Amendment to Credit Agreement dated as of February 27, 2006, by and among Easylink Services Corporation, EasyLink Services USA, Inc. and Wells Fargo Foothill, Inc.

Exhibit No. 99.1        Press Release dated February 28, 2006.

* Certain schedules and other attachments are omitted, but will be furnished supplementally to the Commission upon request.







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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 28, 2006

                                     EASYLINK SERVICES CORPORATION


                                     By: /s/ Thomas F. Murawski
                                         --------------------------------------
                                     Thomas Murawski, Chairman, President and
                                     Chief Executive Officer




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                                INDEX TO EXHIBITS


  EXHIBIT NO.                               DESCRIPTION
  -----------                               -----------
Exhibit 10.1* Third Amendment to Credit Agreement dated as of February 27, 2006, by and among Easylink Services Corporation, EasyLink Services USA, Inc. and Wells Fargo Foothill, Inc.

Exhibit No. 99.1        Press Release dated February 28, 2006.

* Certain schedules and other attachments are omitted, but will be furnished supplementally to the Commission upon request.



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